EXHIBIT 10.01

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 12, 2006, by and between NATUS MEDICAL INCORPORATED, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement, dated as of January 4, 2006 (as amended, modified and/or supplemented from time to time, the “Credit Agreement”), by and between Borrower and Bank.

WHEREAS, Borrower has requested that Bank permit Borrower to make certain changes in the terms and conditions set forth in the Credit Agreement.

WHEREAS, Bank has agreed to Borrower’s request to amend the Credit Agreement upon the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Article I, Definitions, is hereby amended by adding to such Article, in correct alphabetic order, each of the following new definitions:

“Purchase Agreement” means that certain Asset Purchase Agreement, dated on or about September 11, 2006, between the “Seller,” as named therein, and Borrower, as presented to, and found to be satisfactory to, Bank.

“Permitted Acquisition” means the purchase or acquisition by Borrower from Seller of certain product lines of Seller specified in the Purchase Agreement, so long as each of the following conditions is satisfied with respect to such purchase or acquisition: (i) the Closing Date (as defined in the Purchase Agreement) occurs on or before September 30, 2006; (ii) the total aggregate cost of such purchase or acquisition (including, without limitation, the assumption of indebtedness or payment of cash or other consideration in connection with such purchase or acquisition) does not exceed $1,475,000.00; (iii) after giving effect to such purchase or acquisition, no Event of Default or condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall exist, and (iv) such purchase or acquisition is made pursuant to the terms and provisions of the Purchase Agreement.

“Permitted Capital Contribution” means Borrower’s capital contribution to one or more Domestic Subsidiaries and/or Foreign Subsidiaries of Borrower’s ownership interests in Specified Foreign Subsidiaries.

“Seller” means the Seller, as such party is defined in the Purchase Agreement.

“Specified Foreign Subsidiaries” means DeltaMed SA, a société anonyme organized under the laws of France, acquired pursuant to that certain Share Purchase Agreement executed on or about August 31, 2006, as presented to, and found to be satisfactory to, Bank, and each wholly owned subsidiary of DeltaMed SA in existence as of the Third Amendment Closing Date, whether owned by Borrower directly or indirectly through one or more Domestic Subsidiaries and/or Foreign Subsidiaries of Borrower.

“Third Amendment Closing Date” means September 12, 2006.

(b) Article I, Definitions, is hereby amended by amending and restating in their entirety each of the following definitions in such Article:

“Adjusted Tangible Net Worth” means, as of any date of determination, Tangible Net Worth as of such date of determination plus Five Million One Hundred Thousand Dollars ($5,100,000.00) minus the greater of (i) zero and (ii) the difference between the Base Date Bio-logic DTL and the Bio-logic DTL as of such date of determination.

“Foreign Subsidiary” means each of Natus Neonatal, a company organized under the laws of the United Kingdom, Fischer-Zoth Diagnosesysteme GmbH, a company organized under the laws of Germany, Fischer-Zoth Diagnosesysteme GmbH, a company organized under the laws of Austria, and any other corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of entities other than corporations), is owned or controlled directly or indirectly by Borrower, or one or more of the subsidiaries of Borrower, or a combination thereof, and which is organized under the laws of a country (or political subdivision thereof) other than the United States of America.

“Permitted Investments” means:

(a) investments by Borrower existing as of, and disclosed to Bank prior to, the Closing Date;

(b) investments by Borrower in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any state thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts;

(c) investments by Borrower consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of Borrower;

(d) investments by Borrower consisting of deposit accounts in which Bank has a first priority perfected security interest;

(e) investments by Borrower in (i) Foreign Subsidiaries that are not Specified Foreign Subsidiaries not to exceed $250,000.00 in the aggregate in any fiscal year and (ii) Specified Foreign Subsidiaries not to exceed $5,000,000 at any time;

(f) investments by Borrower in Domestic Subsidiaries;

(g) investments by Borrower not to exceed $100,000.00 in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors;

(h) investments (including debt obligations) by Borrower not to exceed $50,000.00 in the aggregate outstanding at any time received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) investments by Borrower not to exceed $50,000.00 in the aggregate outstanding at any time consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to investments of Borrower in any Subsidiary;

(j) the Permitted Acquisition; and

(k) other investments by Borrower not otherwise described in paragraphs (a) through (i) above not exceeding $100,000.00 in the aggregate outstanding at any time.

(c) Section 2.4, Collateral, is hereby amended and restated in its entirety as follows:

SECTION 2.4. COLLATERAL.

As security for all indebtedness of Borrower to Bank created by the Loan Documents, Borrower hereby grants to Bank security interests of first priority (except for Permitted Liens that are senior to Bank’s security interests), in all Borrower’s personal property (including, without limitation, all Borrower’s accounts receivable, inventory, equipment and intellectual property now owned or hereafter acquired), but excluding interests as a lessee under real property and personal property leases and shares of voting stock of each Foreign Subsidiary that represent more than 65% of the voting stock of such Foreign Subsidiary.

As additional security for all indebtedness of Borrower to Bank created by the Loan Documents, Borrower shall cause Bio-logic to grant to Bank security interests of first priority in all Bio-logic’s personal property (including, without limitation, all Bio-logic’s accounts receivable, inventory, equipment and intellectual property now owned or hereafter acquired), but excluding interests as a lessee under real property and personal property leases.

As additional security for all indebtedness of Borrower to Bank created by the Loan Documents, Borrower shall cause each Domestic Subsidiary and each Foreign Subsidiary to grant to Bank security interests of first priority in all such Domestic Subsidiary’s or Foreign Subsidiary’s ownership interest in any other Domestic Subsidiary or Foreign Subsidiary, but excluding shares of voting stock of each Foreign Subsidiary that represent more than 65% of the voting stock of such Foreign Subsidiary and, with respect to each Foreign Subsidiary, subject to the time frames established in Section 5.13 hereof.

As security for all indebtedness of Borrower to Bank created by the Loan Documents, Borrower shall cause Bio-logic to grant to Bank a lien of not less than first priority on that certain real property located at One Bio-logic Plaza, Mundelein, IL 60060 (the “Real Property Collateral”); provided that Bank acknowledges and agrees that the Real Property Collateral includes the 14 Acre Parcel and that, pursuant to the consummation of the sale of the 14 Acre Parcel pursuant to the terms and conditions of that certain Real Estate Purchase Agreement, dated April 15, 2005, between Avis Investments, Inc., and Bio-logic, a copy of which was provided to Bank prior to the date hereof, and payment in immediately available funds of the proceeds thereof to Borrower, Bank shall reconvey its interest in the 14 Acre Parcel arising pursuant to the mortgage executed by Borrower pursuant to the terms of this Section 2.4.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

(d) Article V, Affirmative Covenants, is hereby amended by amending and restating in its entirety Section 5.13 as follows:

SECTION 5.13. FOREIGN SUBSIDIARIES. By not later than (i) with respect to each Foreign Subsidiary in existence as of the Closing Date, sixty (60) calendar days after the Closing Date, and (ii) with respect to each Foreign Subsidiary formed or acquired on or after the Closing Date, forty-five (45) calendar days after the formation or acquisition of such Foreign Subsidiary, Borrower shall execute, or cause to be executed, such further agreements, documents or instruments, or take such other actions, as Bank reasonably deems necessary in order to effectuate the pledge to Bank of security interests in Borrower’s, and/or Borrower’s subsidiaries’, ownership interest in such Foreign Subsidiary (such pledge exclusive of shares of voting stock of such Foreign Subsidiary that represent more than 65% of the voting stock of such Foreign Subsidiary, as described in Section 2.4 hereof), including, without limitation, (i) executing and delivering to each such Foreign Subsidiary, a notice of the pledge of Borrower’s and/or Borrower’s subsidiaries’ interests therein to Bank, (ii) causing such Foreign Subsidiary to execute and deliver to Bank an acknowledgment of pledge related to Borrower’s and/or such subsidiaries’ pledge of its or their interest in such Foreign Subsidiary, and (iii) delivering to Bank stock certificates (or comparable certificates of ownership) evidencing Borrower’s and/or such subsidiaries’ ownership interest in such Foreign Subsidiary, accompanied by appropriate assignments separate from stock certificates, in each case, in form in substance satisfactory to Bank.

(e) Article VI, Negative Covenants, is hereby amended by amending and restating in its entirety Section 6.5 as follows:

SECTION 6.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business; provided that, notwithstanding the foregoing, Borrower may sell the 14 Acre Parcel as described in Section 5.12 hereof; provided, further, that, notwithstanding the foregoing, Borrower may make the Permitted Acquisition; provided, further, that, notwithstanding the foregoing, Borrower may make the Permitted Capital Contribution.

(f) Article VIII, Miscellaneous, is hereby amended by adding the following new Section 8.13 to such Article immediately after Section 8.12 thereof:

SECTION 8.13. OTHER INTERPRETIVE PROVISIONS. For purposes of this Agreement (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) the words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified, (c) the term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced, (d) the term “including” is not limiting and means “including without limitation” and (e) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(g) The Compliance Certificate attached hereto as Exhibit B shall replace in its entirety the form of Compliance Certificate attached to the Credit Agreement as Exhibit B thereto.

3. Conditions Precedent. The obligation of Bank to grant the changes provided under this Amendment is subject to the fulfillment to Bank’s satisfaction of all of the following conditions by not later than September 12, 2006:

(a) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

i.	this Amendment;

ii.	the Guarantor’s Consent and Reaffirmation attached hereto;

iii.	a copy of the fully executed and delivered Asset Purchase Agreement, dated on or about September 11, 2006, between Borrower and the seller specified therein;

iv.	a copy of the fully executed and delivered Share Purchase Agreement, executed on or about August 31, 2006, between Borrower, and the sellers specified therein; and

v.	such other documents as Bank may require under any other Section of this Amendment.

(b) No Default. No default or Event of Default under the Credit Agreement shall have occurred and be continuing (except for any such event that would exist but for the execution and delivery of this Amendment).

(c) Amendment Fee. Payment in full by Borrower, in immediately available funds, of a non-refundable amendment fee of $5,000.00.

4. Fees and Expenses. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with the negotiation and preparation of this Amendment.

5. Interpretation. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and accurate.

6. Representations, Warranties and Covenants. Effective as of the date of this Amendment, Borrower hereby: (i) remakes all representations and warranties contained in the Credit Agreement; (ii) reaffirms all covenants set forth in the Credit Agreement; (iii) certifies that the corporate borrowing resolution, secretary’s certificate and certificate of incumbency delivered in connection with the Credit Agreement are true and correct; (iv) represents and warrants to Bank that the copy of the Asset Purchase Agreement, to be dated on or about September 11, 2006, between the “Seller,” as named therein, and Borrower, delivered by Borrower to Bank is a true and correct copy thereof, in substantially final form; (v) represents and warrants to Bank that the copy of the Share Purchase Agreement, executed on or about August 31, 2006, between the “Sellers,” as named therein, and Borrower, delivered by Borrower to Bank is a true and correct copy thereof, in substantially final form; and (vi) confirms that no default or Event of Default under the Credit Agreement has occurred and is continuing (except for any such event that would exist but for the execution and delivery of this Amendment).

7. Further Assurances. Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Bank to perfect and maintain the validity and priority of the liens and security interests granted to Bank pursuant to the Credit Agreement and the other Loan Documents and to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Bank under the Credit Agreement and the other Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment. Each of the parties hereto understands and agrees that this Amendment (and any other document required herein) may be delivered by any party hereto and thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that receipt by Bank of a facsimile transmitted document purportedly bearing the signature of a party shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by Bank.

9. Governing Law. This Amendment shall be construed in accordance with the laws of the state of California, except to the extent Bank has greater rights or remedies under United States federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under United States federal law.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the day and year first written above.

BORROWER:	BANK:

NATUS MEDICAL INCORPORATED	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT B

FORM OF FINANCIAL COVENANT COMPLIANCE CERTIFICATE

TO:	WELLS FARGO BANK, NATIONAL ASSOCIATION (“BANK”)

Bank under that certain Credit Agreement, dated as of January 4, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), between NATUS MEDICAL INCORPORATED, a Delaware corporation (the “Borrower”), and Bank.

This Compliance Certificate is delivered this              day of                             , 20    , by the undersigned, as a senior financial officer of Borrower to Bank in accordance with Section 5.3(f) of the Credit Agreement.

The undersigned hereby certifies that:

1. Attached hereto are the [consolidated annual audited] [consolidating quarterly unaudited] financial statements of Borrower presented fairly in accordance with GAAP that are required to be delivered pursuant to Section [5.3(a)] [5.3(b)] of the Credit Agreement for the period ending                             ,              (the “End Date”).

2. As of the date of this Compliance Certificate, no Default or Event of Default had occurred and was continuing.

3. The financial condition covenants and other compliance calculations and information set forth on Schedule 1 attached hereto are true, complete and accurate on and as of the date of this Compliance Certificate.

The foregoing certifications, together with the computations set forth in Schedule 1 hereto, are made and delivered, and the financial statements referenced above are made or posted, as applicable, this              day of             , 200    , pursuant to the provisions of the Credit Agreement.

By:
Name:
Title:
of NATUS MEDICAL INCORPORATED

SCHEDULE 1

TO COMPLIANCE CERTIFICATE

A.		Leverage Ratio not greater than:
(i) 1.50 to 1.00 at each fiscal quarter end on or before 9/30/06
(ii) 1.00 to 1.00 at each fiscal quarter end after 9/30/06

	1.	Adjusted Total Liabilities:
		a. all current liabilities	$
		b. plus all non-current liabilities	$
		c. minus Bio-logic DTL (relating to Base Date Bio-logic DTL, as defined in Credit Agreement)	$
		d. plus Natus DTA (as defined in Credit Agreement)	$
		e. Adjusted Total Liabilities (a+b-c+d):			$
	2.	Adjusted Tangible Net Worth:
		a. aggregate of total stockholders’ equity	$
		b. minus intangible assets	$
		c. plus $5,100,000		$5,100,000
		d. minus greater of (i) zero and (ii) the difference between the Base Date Bio-logic DTL and the current Bio-logic DTL (each as defined in Credit Agreement)	$
		e. Adjusted Tangible Net Worth (a-b+c-d):			$
	3.	Leverage Ratio (1.e. divided by 2.e.):
	4.	In compliance (yes / no)?

B.		Fixed Charge Coverage Ratio not less than:
(i) 3.00 to 1.00 as of each fiscal quarter on or before 9/30/06, determined on a rolling 4-quarter basis
(ii) 3.50 to 1.00 as of each fiscal quarter after 9/30/06, determined on a rolling 4-quarter basis

	1.	NPAT:
		a. net profit after taxes	$
		b. plus one-time restructuring charges related to Bio-logic acquisition, not to exceed $1,500,000	$
		c. plus write-offs of in-process research and development expenses associated with the acquisition of Bio-logic	$

		d. plus depreciation expense	$
		e. plus amortization expense	$
		f. NPAT (a+b+c+d+e)		$

	2.	Aggregate of prior period CMLTD and capitalized lease payments
a. prior period current maturity of long-term debt
b. plus capitalized lease payments
		c. Aggregate (a+b)		$
	3.	Fixed Charge Coverage Ratio (1.f. divided by 2.c.):			__________
	4.	In compliance (yes / no)?			__________

C.	Liquidity not less than $8,000,000 as of each fiscal quarter end.

	1.	Liquidity
		a. unencumbered cash	$
		b. plus short-term marketable securities	$
	2.	Liquidity (1.a plus 1.b)		$
	3.	In compliance (yes / no)?			__________

GUARANTOR’S CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of all indebtedness of NATUS MEDICAL INCORPORATED, a Delaware corporation, to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Third Amendment to Credit Agreement; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Continuing Guaranty; and (iv) reaffirms that its obligations under its respective Continuing Guaranty are separate and distinct from the obligations of any other party under said Third Amendment to Credit Agreement and the other Loan Documents described therein.

GUARANTOR:

NATUS ACQUISITION CORPORATION

By:
Name:
Title:

BIO-LOGIC SYSTEMS CORP.

By:
Name:
Title: